UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

November 3, 2026
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Texas	and	Virginia	1-10042	75-1743247
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(State or Other Jurisdiction			(Commission File	(I.R.S. Employer
of Incorporation)			Number)	Identification No.)

1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas	Texas	75240
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(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Title of each class		Trading Symbol	Name of each exchange on which registered
Common stock	No Par Value	ATO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2026, Kim R. Cocklin notified Atmos Energy Corporation (the “Company”) of his decision to retire from the board of directors of the Company (the “Board”) and from the role of Chairman of the Board, effective as of the date of the Company’s annual meeting of shareholders (the “2027 Annual Meeting”). Mr. Cocklin has reached mandatory retirement age under the Company’s Corporate Governance Guidelines and will not stand for re-election to the Board at the 2027 Annual Meeting. He intends to continue to serve as the Chairman of the Board through the 2027 Annual Meeting and advised the Company that his decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. During his tenure with the Company beginning in 2006, Mr. Cocklin has served in multiple leading roles including Chairman of the Board since December 2020, Executive Chairman of the Board from October 2017 to December 2020, Chief Executive Officer or President and Chief Executive Officer from October 2010 to September 2017, President and Chief Operating Officer from October 2008 to September 2010, Senior Vice President, Regulated Operations from October 2006 to September 2008 and Senior Vice President from June 2006 to September 2006. The Company wishes to express its appreciation to Mr. Cocklin for over 20 years of dedicated service to the Company.

On November 3, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved changes to its leadership structure to combine the roles of Chairman of the Board and Chief Executive Officer effective upon the retirement of Mr. Cocklin. The Board believes this change to be in the best interests of the Company and its shareholders at this time. In accordance with the Corporate Governance Guidelines, the independent members of the Board will continue to annually select an independent director to serve as the Lead Director.

Accordingly, J. Kevin Akers, the Company’s President and Chief Executive Officer will assume the role of Chairman of the Board, effective as of the date of the Company’s 2027 Annual Meeting, subject to his re-election as a director by shareholders at the 2027 Annual Meeting. In addition, the independent members of the Board have selected Nancy K. Quinn, the current Lead Director, to continue to serve as Lead Director, effective as of the date of the Company’s 2027 Annual Meeting, subject to her re-election as a director by shareholders at the 2027 Annual Meeting.

Item 7.01.     Regulation FD Disclosures.

On November 4, 2026, the Company issued a news release announcing the retirement of Mr. Cocklin and appointment of Mr. Akers as Chairman of the Board. A copy of the news release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.     Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit Number	Description
99.1	News Release dated November 4, 2026
101.INS	XBRL Instance Document - the Instance Document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE:	November 4, 2026	By: /s/ JESSICA W. BATEMAN
Jessica W. Bateman
Senior Vice President, General Counsel
and Corporate Secretary

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